UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2023

__________________________________________

Lakeland Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1525 Perimeter Parkway, Suite 325 Huntsville, AL 35806

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (256) 350-3873

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	LAKE	NASDAQ Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2023, Allen E. Dillard, the Chief Operating Officer of Lakeland Industries, Inc. (the “Company”), retired from the Company, effective immediately.

In addition, on April 6, 2023, the Board of Directors (the “Board”) of the Company promoted Hui (Helena) An, the Company’s Vice President of Procurement and Asia Manufacturing, to the position of Chief Operating Officer, effective immediately. Ms. An will receive a base salary of $270,000, an incentive bonus currently targeted at 40% of Ms. An’s base salary, and an award of 10,000 time-based restricted stock units that will vest in full three years after the date of grant, assuming Ms. An remains continuously employed by the Company on such date.

Ms. An, 49, previously served as the Company’s Vice President of Procurement and Asia Manufacturing from 2018 to April 2023. Ms. An has been with Lakeland for 25 years in various procurement and manufacturing leadership positions.

Other than as set forth herein, there are no arrangements or understandings between Ms. An and any other person pursuant to which she has been selected to serve as Chief Operating Officer. Ms. An does not have any family relationship with any member of the Board or executive officer of the Company, and Ms. An is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Dillard’s departure from the Company will qualify him for severance benefits consistent with a termination without cause under Mr. Dillard’s employment contract, including continuation of his base salary for a period of twelve (12) months from the date of his retirement; an amount equal to $7,500 as a pro rata portion of the annual bonus for the fiscal year ending January 31, 2024; and payment for credited and unused vacation days under the Company’s existing policies. On April 9, 2023, the Company and Mr. Dillard entered into a General Release and Severance Agreement (the “Severance Agreement”), which provides for the payments discussed above, a general release of claims in favor of the Company, vesting of Mr. Dillard’s restricted stock units that are scheduled to vest in April 2023, and requires Mr. Dillard’s continued compliance with, among other things, applicable confidentiality and non-competition requirements. The Severance Agreement will not become effective and enforceable until the seven-day revocation period has ended.

The above description of the terms of the Severance Agreement is not complete and is qualified by reference to the complete document, which will be filed by the Company with the Company’s Quarterly Report on Form 10-Q for the quarter ending April 30, 2023.

Item 7.01. Regulation FD Disclosure.

On April 10, 2023, the Company issued a press release, attached hereto as Exhibit 99.1, announcing the promotion of Ms. An to the position of Chief Operating Officer.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated April 10, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

/s/ Charles D. Roberson
Charles D. Roberson
Chief Executive Officer, President and Secretary

Date: April 10, 2023

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